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                                                                    EXHIBIT 23.6
[Logo of Knight Piesold]

                        CONSENT OF KNIGHT PIESOLD LLC

We hereby consent to references to our name, Knight Piesold LLC, and to any analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited (the "Company") which are set forth in the Registration Statement on Form S-1 filed by the Company with the Securities Exchange Commission ("Commission") on August 29, 1997 or in any related, abbreviated registration statement filed by the company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                        KNIGHT PIESOLD LLC
                                        By: Knight Piesold Management Corp.
                                                its manager



                                        /s/ DONALD R. EAST
                                        ------------------------------------
                                        Donald R. East, President

Denver, Colorado
August 19, 1997